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                                                                    Exhibit 99.1

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[X] PLEASE MARK YOUR VOTES                    REVOCABLE PROXY
    AS IN THIS EXAMPLE                   SKANEATELES BANCORP, INC.
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        SPECIAL MEETING OF                               PROPOSAL 1: To approve and adopt an Agreement and
STOCKHOLDERS                                             Plan of Merger, dated as of January 25, 1999,         For  Against  Abstain
               JUNE 29, 1999                             between BSB Bancorp and Skaneateles, the merger       [ ]    [ ]      [ ]
                                                         provided for therein, pursuant to which Skaneateles
The undersigned hereby appoints Gary L. Karl             will be acquired by BSB  Bancorp, and the other
proxy for the undersigned with full                      transactions contemplated by the Agreement and
power of substitution, to vote all shares                Plan of Merger.
of the Common Stock of SKANEATELES BANCORP,
INC. ("Skaneateles") owned by the undersigned
at the Special Meeting of Shareholders to be
held at the Skaneateles Country Club on
Tuesday, June 29, 1999 at 10:00 a.m. local
time, and at any adjournments thereof.  The
undersigned hereby revokes any proxy or proxies
heretofore given.                                                         THE BOARD RECOMMENDS A VOTE "FOR" THE MERGER.


                                                         OTHER MATTERS: The proxy is authorized to vote upon such other business as may properly come before the shareholder meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the shareholder meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger and the merger provided for therein or otherwise, in accordance with the determination of a majority of the Skaneateles Board of
                                                         Directors.

                                                              This proxy will be voted as directed by the undersigned shareholder.
                                                         UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO
                                                         APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 25,
                                                         1999, BETWEEN BSB BANCORP, INC. AND SKANEATELES BANCORP, INC., PURSUANT TO
                                                         WHICH SKANEATELES WILL BE ACQUIRED BY BSB BANCORP, THE MERGER PROVIDED FOR
                                                         THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN
                                                         OF MERGER AND (2) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF A
                                                         MAJORITY OF THE SKANEATELES BOARD OF DIRECTORS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Skaneateles a written notice of revocation before the shareholder meeting, (ii) delivering to Skaneateles a duly executed proxy bearing a later date before the shareholder meeting, or (iii) attending the shareholder meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Skaneateles and the Proxy Statement/Prospectus.

                                                              If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                                              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                                              Please date and sign exactly as your name appears on this card. When
Please be sure to sign and date     Date                 shares are held by joint tenants, both should sign. When signing as
 this Proxy in the box below.                            attorney, executor, administrator, trustee or guardian, please so indicate.
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Shareholder sign above_____Co-holder (in any) sign
above

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                            DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                    SKANEATELES BANCORP, INC.

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                                                       PLEASE ACT PROMPTLY
                                             SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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